UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
The Allstate Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Allstate Now Article—You Need to Know
Distribution of annual meeting materials

If you are an Allstate employee shareholder who holds Allstate shares through The Savings and Profit Sharing Fund of Allstate Employees, you will soon receive your annual meeting materials (Notice of 2006 Annual Meeting, Proxy Statement, 2005 Annual Report and Summary Annual Report, proxy card/voting instruction form) at home via U.S. mail. Due to technical difficulties with our previously planned electronic delivery of the annual meeting materials, employees who own shares through the profit sharing plan will be receiving paper copies this year.

Allstate employees who also hold Allstate common stock directly as registered shareholders have already received electronic delivery of the materials representing those shares (delivered via Outlook, April 5, 2006 from "The Allstate Corporation").

Employees should vote each proxy card/voting instruction form containing separate control numbers that they receive either electronically or through the mail.

We encourage all employees to review these materials closely to gain a greater understanding of your company's operation and performance for 2005. The Summary Annual Report (link to: http://www.allstate.com/investor/annual_report/2005/index.html) provides a clear and concise summary of how Allstate is effectively managing our business and continuing to generate higher total shareholder returns than the S&P 500 index of stocks.

If you have questions regarding your annual meeting materials, please call Allstate Shareholder Services at 847-402-2607.

Agency Gateway Story
Distribution of annual meeting materials

In early April, agents who are Allstate shareholders received an electronic distribution of their annual meeting materials (Notice of 2006 Annual Meeting, Proxy Statement, 2005 Annual Report and Summary Annual Report, proxy card/voting instruction form). This e-delivery demonstrated the speed and ease of use provided by this delivery format. We hope that more agents will elect to receive their future annual meeting materials electronically.

Agent shareholders will, however, still receive the annual meeting materials via U.S. mail for registered shares held directly in their name. Agent shareholders that own Allstate shares through a bank or brokerage account will receive annual meeting materials related to those holdings pursuant to the delivery election on file with those entities.

The annual meeting materials provide a clear and concise summary of how Allstate is effectively managing our business and continuing to generate higher total shareholder returns than the S&P 500 index of stocks. We encourage you to review these materials carefully and also to exercise your right as a shareholder to vote. Agents should vote each proxy card/voting instruction form containing separate control numbers that they receive either electronically or though the mail.

We urge you to consider the convenience and speed that e-delivery provides, and invite you to elect to receive future Allstate proxy statements and annual reports electronically over the Internet. You may enroll in this service by visiting https://www.icsdelivery.com/all and completing the simple enrollment steps. By doing so, you will help reduce printing and postage costs.

If you have questions regarding your annual meeting materials, please call Allstate Shareholder Services at 847-402-2607.